Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Southern Financial Bancorp, Inc.


We consent to the inclusion in the Form S-1 Registration Statement of Southern Financial Bancorp, Inc. of our report dated January 29, 1999 relating to the balance sheets of The Horizon Bank of Virginia as of December 31, 1998, and 1997, and the related statements of operations, other comprehensive income, changes in stockholders equity, and cash flows for the years then ended.

In addition, we consent to the reference to our firm under the heading "Accountants" in the Registration Statement.


                                        /s/ Thompson, Greenspon & Co. P.C.


Fairfax, Virginia
January 11, 2000